UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2009
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street
San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT 10.1
EXHIBIT 99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Indemnification Agreement
     Effective August 11, 2009, UCBH Holdings, Inc. (the “Company”) entered into its standard Indemnification Agreement with Mr. Joseph E. Vaez, who was appointed a Director of the Company. The form of the Indemnification Agreement for the Company is furnished as Exhibit 10.1 to this Current Report on Form 8-K. In general, the Indemnification Agreement requires the Company to indemnify and hold harmless a director to the fullest extent authorized by Delaware corporate law and to provide indemnification against third-party proceedings, subject to certain exceptions.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Appointment of Director
     On August 11, 2009, the Board of Directors of UCBH Holdings, Inc. (the “Board”) appointed Mr. Joseph E. Vaez to the Board. Mr. Vaez has been appointed as Chairman of the Risk Oversight Committee of the Board and as a member of the Credit Committee of the Board. The press release issued on August 17, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
     The following exhibits are included with this Report:

Exhibit Number	Description
10.1	Form of Indemnification Agreement of UCBH Holdings, Inc.

99.1	Press Release, issued August 17, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: August 17, 2009	By:	/s/ Dennis A. Lee
Dennis A. Lee
Senior Vice President and Corporate Counsel